EXHIBIT 99.1
All references in this document to the “Company,” “we,” our” or similar references mean Hanmi Financial Corporation, and includes its consolidated subsidiaries where the context so requires. When we refer to “Hanmi Financial” in this document, we mean Hanmi Financial Corporation on an unconsolidated basis. When we refer to the “Bank” in this document, we mean Hanmi Bank, the Company’s only bank subsidiary. When we refer to the “common stock” we refer to all shares of our common stock, par value $0.001.
RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and in the accompanying prospectus on page 5, together with the other information contained or incorporated by reference into this prospectus, including the information contained in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended, before making a decision to invest in our common stock. The risksdescribed below and in the documents referred to in the preceding sentence are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to our Business and Ownership of Our Common Stock
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.
Our independent registered public accounting firm in their audit report for fiscal year 2009 has expressed substantial doubt about our ability to continue as a going concern. Continued operations may depend on our ability to comply with the terms of the Final Order and Written Agreement and the financing or other capital required to do so may not be available or may not be available on acceptable terms. Our audited financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. If we cannot continue as a going concern, you will lose some or all of your investment in us.
We, and our independent registered public accounting firm, have identified a material weakness in our internal control over financial reporting.
Management and our independent registered public accountants have identified a material weakness in our internal control over financial reporting related to the allowance for loan losses. The identified deficiency that was considered a material weakness related to management’s policies and procedures for the monitoring and timely evaluation of and revision to management’s approach for assessing credit risk inherent in the Company’s loan portfolio to reflect changes in the economic environment.
While we are taking steps to address the identified material weakness and prevent additional material weaknesses from occurring, there is no guarantee that these steps will be sufficient to remediate the identified material weakness or prevent additional material weaknesses from occurring. If we fail to remediate the material weakness, or if additional material weaknesses are discovered in the future, we may fail to meet our future reporting obligations and our financial statements may contain material misstatements. Any such failure could also adversely affect the results of the periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting.
Our operations may require us to raise additional capital in the future, but that capital may not be available or may not be on terms acceptable to us when it is needed.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. As part of the Final Order, the Bank is also required to increase its capital and maintain certain regulatory capital ratios prior to certain dates specified in the Final Order. By July 31, 2010, the Bank will be required to increase its contributed equity capital by not less than an additional $100.0 million. The Bank will be required to maintain a ratio of tangible stockholder’s equity to total tangible assets as follows:

Date	Ratio of Tangible Stockholder’s Equity to Total Tangible Assets
By July 31, 2010	Not Less Than 9.0 Percent From
December 31, 2010 and Until the Final Order is Terminated	Not Less Than 9.5 Percent
Pursuant to the Written Agreement, we are also required to increase and maintain sufficient capital at the Company and at Hanmi Bank that is satisfactory to the Federal Reserve Bank. We have also committed to the Federal Reserve Bank to adopt a consolidated capital plan to augment and maintain a sufficient capital position. Our existing capital resources may not satisfy our capital requirements for the foreseeable future and may not be sufficient to offset any problem assets. Even if we are successful in raising the maximum amount from the offerings and complete the transaction with Woori, we may still need to raise additional capital in the future to support our operations. Further, should our asset quality erode and require significant additional provision for credit losses, resulting in consistent net operating losses at Hanmi Bank, our capital levels will decline and we will need to raise capital to satisfy our agreements with the regulators and any future regulatory orders or agreements we may be subject to.
Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot be certain of our ability to raise additional capital on terms acceptable to us. Inability to raise additional capital when needed, raises substantial doubt about our ability to continue as a going concern. In addition, if we were to raise additional capital through the issuance of additional shares, our stock price could be adversely affected, depending on the terms of any shares we were to issue.
Hanmi Bank is “undercapitalized” under the prompt corrective action regulations and guidelines and as a result is subject to various operating restrictions and other limitations.
The total risk-based capital ratio of 7.81 percent as of March 31, 2010 set forth in Hanmi Bank’s Call Report filed for the quarter ending March 31, 2010 places Hanmi Bank within the definition of “undercapitalized” for purposes of Section 38 of the Federal Deposit Insurance Act (Prompt Corrective Action), 12 U.S.C. 1831o and Federal Reserve Board Regulations 12 C.F.R. 240 et seq. Pursuant to Section 38 and Federal Reserve Board Regulation H, Hanmi Bank was required to submit a capital restoration plan to the Federal Reserve Bank that must be guaranteed by the Company. Hanmi Bank has taken action to submit the required capital restoration plan but there can be no assurances whether or when the Federal Reserve Bank will determine if the plan submitted by Hanmi Bank is acceptable. Hanmi Bank is also subject to other restrictions pursuant to Section 38 and Federal Reserve Board Regulation H, including restrictions on dividends, asset growth and expansion through acquisitions, branching or new lines of business and is prohibited from paying certain management fees. The Federal Reserve Bank also has the discretion to impose certain other corrective actions pursuant to Section 38 and Regulation H.
Hanmi Bank is prohibited from accepting, renewing or rolling over brokered deposits, which could significantly affect its liquidity.
As a result of its “undercapitalized” capital ratio category, the Bank is also prohibited by Section 29 of the Federal Deposit Insurance Act from accepting, renewing or rolling over any brokered deposits and we are restricted from offering interest rates on deposits that are higher than the prevailing rates in our market because the Bank is less than adequately capitalized. Our financial flexibility could be severely constrained if we are unable to renew our wholesale funding or if adequate financing is not available in the future at acceptable rates of interest. We may not have sufficient liquidity to continue to fund new loan originations, and we may need to liquidate loans or other assets unexpectedly in order to repay obligations as they mature. Our inability to obtain regulatory consent to accept or renew brokered deposits could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects and our ability to continue as a going concern.

The Bank is subject to additional regulatory oversight as a result of a formal regulatory enforcement action issued by the Federal Reserve Bank and the California Department of Financial Institutions.
On November 2, 2009, the members of the Board of Directors of the Bank consented to the issuance of the Final Order from the California Department Financial Institutions. On the same date, we and the Bank entered into the Written Agreement with the Federal Reserve Bank. Under the terms of the Final Order and the Written Agreement, Hanmi Bank is required to implement certain corrective and remedial measures under strict time frames and we can offer no assurance that Hanmi Bank will be able to meet the deadlines imposed by the regulatory orders.
These regulatory actions will remain in effect until modified, terminated, suspended or set aside by the Federal Reserve Bank or the California Department of Financial Institutions, as applicable. Failure to comply with the terms of these regulatory actions within the applicable time frames provided could result in additional orders or penalties from the Federal Reserve Bank and the California Department of Financial Institutions, which could include further restrictions on our business, assessment of civil money penalties on us and the Bank, as well as our respective directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors, the liquidation or other closure of the Bank and our ability to continue as a going concern. Generally, these enforcement actions will be lifted only after subsequent examinations substantiate complete correction of the underlying issues. Therefore they are not expected to be lifted if and when the Woori transaction is consummated.
We may become subject to additional regulatory restrictions in the event that our regulatory capital levels continue to decline.
As of March 31, 2010, Hanmi Bank’s total risk-based capital ratio was below the minimum regulatory requirement and placed Hanmi Bank within the definition of “undercapitalized” under the regulatory framework for prompt corrective action. If a state member bank, like Hanmi Bank, is classified as undercapitalized, the bank is required to submit a capital restoration plan to the Federal Reserve Bank. Pursuant to Federal Deposit Insurance Corporation Improvement Act, an undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the Federal Reserve Bank of a capital restoration plan for the bank.
If a bank is classified as significantly undercapitalized, the Federal Reserve Bank would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital; improvements in management; limits on interest rates paid; prohibitions on transactions with affiliates; termination of certain risky activities and restrictions on compensation paid to executive officers. These actions may also be taken by the Federal Reserve Bank at any time on an undercapitalized bank if it determines those restrictions are necessary. If a bank is classified as critically undercapitalized, in addition to the foregoing restrictions, the Federal Deposit Insurance Corporation Improvement Act prohibits payment on any subordinated debt and requires the bank to be placed into conservatorship or receivership within 90 days, unless the Federal Reserve Bank determines that other action would better achieve the purposes of the Federal Deposit Insurance Corporation Improvement Act regarding prompt corrective action with respect to undercapitalized banks.
Finally, the capital classification of a bank affects the frequency of examinations of the bank, the deposit insurance premiums paid by such bank, and the ability of the bank to engage in certain activities, all of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects and our ability to continue as a going concern. Under Federal Deposit Insurance Corporation Improvement Act, the Federal Deposit Insurance Corporation is required to conduct a full-scope, on-site examination of every bank at least once every twelve months.
The Bank is currently restricted from paying dividends to us and we are restricted from paying dividends to stockholders and from making any payments on our trust preferred securities.
The primary source of our income from which we pay our obligations and distribute dividends to our stockholders is from the receipt of dividends from Hanmi Bank. The availability of dividends from Hanmi Bank is limited by various statutes and regulations. Hanmi Bank currently has deficit retained earnings and has suffered net losses in 2009 and 2008, largely caused by provision for credit losses and goodwill impairments. As a result, the California Financial Code does not provide authority for Hanmi Bank to declare a dividend to us, with or without Commissioner approval. In addition, Hanmi Bank is prohibited from paying dividends to us unless it receives prior regulatory approval. Furthermore, we agreed that we will not pay any dividends or make any payments on our outstanding $82.4 million of trust preferred securities or any other capital distributions without the prior written consent of the Federal Reserve Bank. We began to defer interest payment on our trust preferred securities commencing with the interest payment that was due on January 15, 2009. If we defer interest payments for more than 20 consecutive quarters under any of our outstanding trust preferred instruments, then we would be in default under such trust preferred arrangements and the amounts due under the agreements pursuant to which we issued our trust preferred securities would be immediately due and payable.
Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a material adverse effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us.
For example, the Federal Reserve Bank’s lending to Hanmi Bank is limited as provided for in Regulation A (12 C.F.R. 201). Currently, the Federal Reserve Bank will not lend to Hanmi Bank for more than 60 days in any 120 day period and Hanmi Bank must maintain a minimum of $20.7 million to offset the risk from Hanmi Bank’s non-Fedwire activity. In addition, due to continued deterioration in credit and capital, Hanmi Bank’s maximum borrowing capacity from the Federal Home Loan Bank has been reduced from 20% of total assets to 15% of total assets and the maximum term has been reduced from 84 to 12 months.
Our ability to acquire deposits or borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole as a result of the recent turmoil faced by banking organizations in the domestic and worldwide credit markets.
We may be required to make additional provisions for credit losses and charge off additional loans in the future, which could adversely affect our results of operations and capital levels.
During the year ended December 31, 2009, we recorded a $196.4 million provision for credit losses and gross charge-offs of $125.4 million in loans, offset by recoveries of $2.8 million. For the year ended December 31, 2009, we recognized net losses of $122.3 million. For the quarter ended March 31, 2010, we recorded a $58.0 million provision for credit losses and gross charge-offs of $30.1 million in loans, offset by recoveries of $3.7 million. For the quarter ended March 31, 2010, we recognized net losses of $49.5 million. There has been a general slowdown in the economy and in particular, in the housing market in areas of Southern California where a majority of our loan customers are based. This slowdown reflects declining prices and excess inventories of homes to be sold, which has contributed to a financial strain on homebuilders and suppliers, as well as an overall decrease in the collateral value of real estate securing loans. As of March 31, 2010, we had $986.4 million in commercial real estate, construction and residential property loans. Continuing deterioration in the real estate market generally and in the residential property and construction segment in particular could result in additional loan charge-offs and provisions for credit losses in the future, which could have an adverse effect on our net income and capital levels.
Our allowance for loan losses may not be adequate to cover actual losses.
A significant source of risk arises from the possibility that we could sustain losses because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The underwriting and credit monitoring policies and procedures that we have adopted to address this risk may not prevent unexpected losses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. We maintain an allowance for loan losses to provide for loan defaults and non-performance. The allowance is also increased for new loan growth. While we believe that our allowance for loan losses is adequate to cover inherent losses, we cannot assure you that we will not increase the allowance for loan losses further or that our regulators will not require us to increase this allowance.
Our Southern California business focus and economic conditions in Southern California could adversely affect our operations.
Hanmi Bank’s operations are located primarily in Los Angeles and Orange counties. Because of this geographic concentration, our results depend largely upon economic conditions in these areas. The continued deterioration in economic conditions in Hanmi Bank’s market areas, or a significant natural or man-made disaster in these market areas, could have a material adverse effect on the quality of Hanmi Bank’s loan portfolio, the demand for its products and services and on its overall financial condition and results of operations.
Our concentration in commercial real estate loans located primarily in Southern California could have adverse effects on credit quality.
As of March 31, 2010, Hanmi Bank’s loan portfolio included commercial real estate and construction loans, primarily in Southern California, totaling $986.4 million, or 36.8% of total gross loans. Because of this concentration, a continued deterioration of the Southern California commercial real estate market could exacerbate adverse consequences for Hanmi Bank. Among the factors that could contribute to such a continued decline are general economic conditions in Southern California, interest rates and local market construction and sales activity.
Our concentration in commercial and industrial loans could have adverse effects on credit quality.
As of March 31, 2010, Hanmi Bank’s loan portfolio included commercial and industrial loans, primarily in Southern California, totaling $1.64 billion, or 61.1% of total gross loans. Because of this concentration, a continued deterioration of the Southern California economy could affect the ability of borrowers, guarantors and related parties to perform in accordance with the terms of their loans, which could have adverse consequences for Hanmi Bank.
Our concentrations of loans in certain industries could have adverse effects on credit quality.
As of March 31, 2010, Hanmi Bank’s loan portfolio included loans to: 1) lessors of non-residential buildings totaling $406.9 million, or 15.2% of total gross loans; 2) borrowers in the accommodation industry totaling $403.5 million, or 15.0% of total gross loans; and 3) gas stations totaling $312.2 million, or 11.6% of total gross loans. Most of these loans are in Southern California. Because of these concentrations of loans in specific industries, a continued deterioration of the Southern California economy overall, and specifically within these industries, could affect the ability of borrowers, guarantors and related parties to perform in accordance with the terms of their loans, which could have material and adverse consequences for Hanmi Bank.
The Woori investment is subject to conditions to closing and may not close at all.
The transactions contemplated by the securities purchase agreement with Woori is subject to numerous closing conditions, many of which are outside of our control and might not be fulfilled. The transaction with Woori must be approved by certain governmental agencies, including the Federal Reserve Board, the California Department of Financial Institutions and the Korean Financial Services Commission, which could delay or prevent the closing. There can be no assurance that the transaction with Woori will receive the necessary regulatory approvals within a reasonable period of time, if at all. The securities purchase agreement may be terminated in the event that the closing does not occur on or before July 31, 2010 (which date may be extended, upon the mutual agreement of the parties, up to sixty days in the event the necessary regulatory or stockholder approvals have not been obtained); however, we cannot assure you that the investment by Woori in us will close in the near term or at all. If we fail to consummate the transactions contemplated by the securities purchase agreement and we otherwise fail to raise sufficient capital to satisfy the terms of the Final Order and the Written Agreement, further regulatory action could be taken against us and Hanmi Bank and we may not be able to continue as a going concern. Failure to comply with the terms of the regulatory orders within the applicable time frames provided could result in additional orders or penalties from the Federal Reserve Bank, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions, which could include further restrictions on our business, assessment of civil money penalties on us and Hanmi Bank, as well as our respective directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors and the liquidation or other closure of Hanmi Bank.
Even if we were to consummate the transactions contemplated by the securities purchase agreement with Woori and are able to raise additional capital through the rights offering and the best efforts public offering, we may still need to raise additional capital in the future and there can be no assurance that we would be able to do so in the amounts required and in a timely manner, or at all. Failure to raise sufficient capital could have a material adverse effect on our business, financial conditions and results of operations and subject us to further regulatory restrictions or penalties.
Existing stockholders will experience substantial dilution from the best efforts public offering and the Woori investment.
The Woori investment will involve the issuance of a substantial number of shares of our common stock. If the Woori investment is completed, current stockholders will have less than a majority interest in us. In addition, to the extent existing stockholders do not subscribe for all of the shares offered in the rights offering, we will offer the remaining shares to the public. As a result of the sale of such a large number of shares of our common stock, the market price of our common stock could decline and we could experience dilution to earnings and book value.
In the future we may decide or be required to raise additional funds, which would cause then existing stockholders to experience dilution.
Even after the completion of the Woori investment and the offerings, we may decide to raise additional funds through public or private debt or equity financings for a number of reasons, including in response to regulatory or other requirements to meet our liquidity and capital needs, to finance our operations and business strategy or for other reasons. If we raise funds by issuing equity securities or instruments that are convertible into equity securities, the percentage ownership of our existing stockholders will further be reduced, the new equity securities may have rights, preferences and privileges superior to those of our common stock, and the market of our common stock could decline.
Even after the Woori investment, the rights offering and best efforts public offering we may still be subject to continued regulatory scrutiny.
Even if we complete the Woori investment, the rights offering and the best efforts public offering, we cannot assure you whether or when the regulatory agreements and orders we have entered into will be lifted or terminated. Even if they are lifted or terminated in whole or in part, we may still be subject to supervisory enforcement actions that restrict our activities.
If the Woori investment is completed, we will have a controlling stockholder who will be able to control certain corporate matters.
If the transactions with Woori are consummated, Woori will control us as it will own in excess of 50% of our common stock. As a result, and subject to compliance with applicable law and our charter documents (subject to the limitations contained in our securities purchase agreement with Woori), Woori will have voting control of us, and will be able to (i) elect all of the members of our Board of Directors; (ii) adopt amendments to our charter documents; and (iii) subject to the limitations set forth in the securities purchase agreement regarding a cash-out merger, control the vote on any merger, sale of assets or other fundamental corporate transaction of the Company or Hanmi Bank or the issuance of additional equity securities or incurrence of debt, in each case without the approval of our other stockholders. It will also be impossible for a third party, other than Woori, to obtain control of us through purchases of our common stock not beneficially owned or controlled by Woori, which could have a negative impact on our stock price. Furthermore, in pursuing its economic interests,Woori may make decisions with respect to fundamental corporate transactions that may be different than the decisions of other stockholders.

If the transactions with Woori are consummated, Woori is entitled to nominate five of our seven directors, one of whom would be the Chief Executive Officer of Hanmi Financial. In conjunction therewith, up to five of our directors designated by us may resign to accommodate Woori’s contractual rights. The directors identified by Woori shall serve until our next annual meeting of stockholders and until their successors are elected and qualified. So long as Woori holds more than 50% of our outstanding common stock on a fully-diluted basis, it shall have the contractual right to nominate two-thirds of our Board (rounded to the nearest whole number). We have agreed to recommend to our stockholders the election of the Woori nominees. The appointment of the Woori nominees is subject to non-disapproval requirements of the Order and the notice requirements of the Written Agreement.
Woori would also then have the ability to sell large amounts of shares of our common stock by causing us to file a registration statement that would allow it to sell shares more easily. In addition, Woori could sell shares of our common stock without registration under certain circumstances, such as in a private transaction. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If Woori were to sell or transfer shares of our common stock as a block, another person or entity could become our controlling stockholder, subject to any required regulatory approvals.
Woori is also subject to regulatory oversight, review and supervisory action (which can include fines or penalties) by Korean banking authorities and U.S. regulatory authorities as a result of its 100% indirect controlling interest in Woori America Bank headquartered in New York. Our business operations and expansion plans could be negatively affected by regulatory concerns or supervisory action in the U.S. and in Korea against Woori and its affiliates. The views of Woori regarding possible new businesses, strategies, acquisitions, divestitures or other initiatives, including compliance and risk management processes, may differ from ours. Additionally, Woori America Bank has branches in California and competes with Hanmi Bank for customers. Woori may take actions with respect to Woori America Bank’s business in California or elsewhere that could be disadvantageous to Hanmi Bank and to stockholders of Hanmi Financial other than Woori. If the transaction with Woori are consummated, this may delay or hinder us from pursuing initiatives or cause us to incur additional costs and subject us to additional oversight. Also, to the extent any directors, officers or employees serve us and Woori at the same time that could create or create the appearance of, conflicts of interest.
If the Woori investment is completed, we would qualify as a “controlled company” for NASDAQ corporate governance purposes.
Our common stock is currently listed on the NASDAQ Global Select Market. NASDAQ generally requires a majority of directors to be independent and requires independent director oversight over the nominating and executive compensation functions. However, under the rules applicable to NASDAQ, if another company owns more than 50% of the voting power of a listed company, that company is considered a “controlled company” and exempt from rules relating to independence of the Board of Directors and the compensation and nominating committees. If the Woori investment is completed, we will be a controlled company because Woori will beneficially own more than 50% of our outstanding voting stock. Accordingly, we would be exempt from certain corporate governance requirements and our stockholders may not have all the protections that these rules are intended to provide.
Difficult economic and market conditions have adversely affected our industry.
Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Financial institutions have experienced decreased access to deposits and borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and stock price. We do not expect that the difficult conditions in the financial markets are likely to improve in the near future. Aworsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:
• We potentially face increased regulation of our industry. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.
• The process we use to estimate losses inherent in our credit exposure requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic conditions might impair the ability of our borrowers to repay their loans. The level of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates, which may, in turn, impact the reliability of the process.
• We may be required to pay significantly higher Federal Deposit Insurance Corporation premiums because market developments have significantly depleted the deposit insurance fund of the Federal Deposit Insurance Corporation and reduced the ratio of reserves to insured deposits.
• Our liquidity could be negatively impacted by an inability to access the capital markets, unforeseen or extraordinary demands on cash, or regulatory restrictions, which could, among other things, materially and adversely affect our business, results of operations and financial condition and our ability to continue as a going concern.
If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations and prospects as a going concern.
Recent legislative and regulatory initiatives to address difficult market and economic conditions may not stabilize the U.S. banking system. There can be no assurance as to the actual impact regulatory initiatives will have on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced. The failure of regulatory initiatives to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to capital and credit or the value of our securities.
U.S. and international financial markets and economic conditions could adversely affect our liquidity, results of operations and financial condition.
Global capital markets and economic conditions continue to be adversely affected and the resulting disruption has been particularly acute in the financial sector. Our capital ratios have been adversely affected and the cost and availability of funds may be adversely affected by illiquid credit markets and the demand for our products and services may decline as our borrowers and customers realize the impact of an economic slowdown and recession. In addition, the severity and duration of these adverse conditions is unknown and may exacerbate our exposure to credit risk and adversely affect the ability of borrowers to perform under the terms of their lending arrangements with us. Accordingly, continued turbulence in the U.S. and international markets and economy may adversely affect our liquidity, financial condition, results of operations and profitability.
Our success depends on our key management.
Our success depends in large part on our ability to attract key people who are qualified and have knowledge and experience in the banking industry in our markets and to retain those people to successfully implement our business objectives. The unexpected loss of services of one or more of our key personnel or the inability to maintain consistent personnel in management could have a material adverse impact on our business and results of operations.
Changes in economic conditions could materially hurt our business.
Our business is directly affected by changes in economic conditions, including finance, legislative and regulatory changes and changes in government monetary and fiscal policies and inflation, all of which are beyond our control. In 2009, the economic conditions in the markets in which our borrowers operate deteriorated and the levels of loan delinquency and defaults that we experienced were substantially higher than historical levels.
If economic conditions continue to deteriorate, it may exacerbate the following consequences:
• problem assets and foreclosures may increase;
• demand for our products and services may decline;
• low cost or non-interest bearing deposits may decrease; and
• collateral for loans made by us, especially real estate, may decline in value.
If a significant number of borrowers, guarantors or related parties fail to perform as required by the terms of their loans, we could sustain losses.
A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors or related parties may fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that management believes are appropriate to limit this risk by assessing the likelihood of non-performance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could have a material adverse effect on our financial condition and results of operations. As described herein, the Bank substantially increased its provision for credit losses in 2009, 2008 and 2007, as compared to previous years, as a result of increases in historical loss factors, increased chargeoffs and migration of more loans into more adverse risk categories.
Our loan portfolio is predominantly secured by real estate and thus we have a higher degree of risk from a downturn in our real estate markets.
A downturn in the real estate markets could hurt our business because many of our loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature, such as earthquakes and national disasters particular to California. Substantially all of our real estate collateral is located in California. If real estate values continue to decline, the value of real estate collateral securing our loans could be significantly reduced. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be diminished and we would be more likely to suffer material losses on defaulted loans.
We are exposed to risk of environmental liabilities with respect to properties to which we take title.
In the course of our business, we may foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean-up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, financial condition, results of operations and prospects could be materially and adversely affected.
Our earnings are affected by changing interest rates.
Changes in interest rates affect the level of loans, deposits and investments, the credit profile of existing loans, the rates received on loans and securities and the rates paid on deposits and borrowings. Significant fluctuations in interest rates may have a material adverse effect on our financial condition and results of operations. The current historically low interest rate environment caused by the response to the financial market crisis and the global economic recession in 2008 may affect our operating earnings negatively.

The impact of the Basel II capital standards on Hanmi Bank and Woori and potential changes or additions to those standards are uncertain.
The implementation of Basel II became mandatory in 2008 for only certain large U.S. and international banks. It is optional for other banks. The Basel Committee is reconsidering regulatory-capital standards, supervisory and risk-management requirements and additional disclosures to further strengthen the Basel II framework in response to recent worldwide economic developments. It is expected the Basel Committee may reinstitute a minimum leverage ratio requirement. The U.S. banking agencies have indicated separately that they will retain the minimum leverage requirement for all U.S. banks. It also is possible that a new tangible common equity ratio standard will be added.
We are subject to government regulations that could limit or restrict our activities, which in turn could adversely affect our operations.
The financial services industry is subject to extensive federal and state supervision and regulation. Significant new laws, changes in existing laws, or repeals of existing laws may cause our results to differ materially from historical and projected performance. Further, federal monetary policy, particularly as implemented through the Federal Reserve Board, significantly affects credit conditions and a material change in these conditions could have a material adverse affect on our financial condition and results of operations.
Competition may adversely affect our performance.
The banking and financial services businesses in our market areas are highly competitive. We face competition in attracting deposits, making loans, and attracting and retaining employees. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, new competitors in the market, and the pace of consolidation among financial services providers. Our results in the future may be materially and adversely impacted depending upon the nature and level of competition.
We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.
The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.
We rely on communications, information, operating and financial control systems technology from thirdparty service providers, and we may suffer an interruption in those systems.
We rely heavily on third-party service providers for much of our communications, information, operating and financial control systems technology, including our internet banking services and data processing systems. Any failure or interruption of these services or systems or breaches in security of these systems could result in failures or interruptions in our customer relationship management, general ledger, deposit, servicing and/or loan origination systems. The occurrence of any failures or interruptions may require us to identify alternative sources of such services, and we cannot assure you that we could negotiate terms that are as favorable to us, or could obtain services with similar functionality as found in our existing systems without the need to expend substantial resources, if at all.
Negative publicity could damage our reputation.
Reputation risk, or the risk to our earnings and capital from negative publicity or public opinion, is inherent in our business. Negative publicity or public opinion could adversely affect our ability to keep and attract customers and expose us to adverse legal and regulatory consequences. Negative public opinion could result from our actual or perceived conduct in any number of activities, including lending practices, corporate governance, regulatory compliance, mergers and acquisitions, and disclosure, sharing or inadequate protection of customer information, and from actions taken by government regulators and community organizations in response to that conduct.
The price of our common stock may be volatile or may decline.
The trading price of our common stock may fluctuate widely because of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
• developments relating to the Woori investment;
• developments relating to the rights offering and best efforts public offering;
• actual or anticipated quarterly fluctuations in our operating results and financial condition;
• changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;
• failure to meet analysts’ revenue or earnings estimates;
• speculation in the press or investment community;
• strategic actions by us or our competitors, such as acquisitions or restructurings;
• actions by institutional stockholders;
• fluctuations in the stock price and operating results of our competitors;
• general market conditions and, in particular, developments related to market conditions for the financial services industry;
• proposed or adopted legislative or regulatory changes or developments;
• anticipated or pending investigations, proceedings or litigation that involve or affect us; or
• domestic and international economic factors unrelated to our performance.
The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity-related securities, and other factors identified above in “Cautionary Note Regarding Forward-Looking Statements.” Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In recent months, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation and potential delisting from the NASDAQ Stock Market, Inc.

Your share ownership may be diluted by the issuance of additional shares of our common stock in the future.
In addition to the substantial dilution you will experience upon the completion of the Woori transaction and the offerings, your share ownership may be diluted by the issuance of additional shares of our common stock in the future. First, we have adopted a stock option plan that provides for the granting of stock options to our directors, executive officers and other employees. As of March 31, 2010, 1,137,515 shares of our common stock were issuable under options granted in connection with our stock option plans. In addition, 1,663,618 shares of our common stock are reserved for future issuance to directors, officers and employees under our stock option plan. It is probable that the stock options will be exercised during their respective terms if the fair market value of our common stock exceeds the exercise price of the particular option. If the stock options are exercised, your share ownership will be diluted.
In addition, our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock and we will be seeking stockholder approval to increase the authorized shares of common stock up to 500,000,000 shares of common stock. Our Amended and Restated Certificate of Incorporation does not provide for preemptive rights to the holders of our common stock. Any authorized but unissued shares are available for issuance by our Board of Directors. As a result, if we issue additional shares of common stock to raise additional capital or for other corporate purposes, you may be unable to maintain your pro rata ownership in the Company.
Future sales of common stock by existing stockholders may have an adverse impact on the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, could cause the market price of our common stock to decline or limit our future ability to raise capital through an offering of equity securities. As of June 7, 2010, there were 51,198,390 shares of our common stock outstanding, which are freely tradable without restriction or further registration under the federal securities laws unless purchased or sold by our “affiliates” within the meaning of Rule 144 under the Securities Act.
Holders of our junior subordinated debentures have rights that are senior to those of our stockholders.
As of March 31, 2010, we had outstanding $82.4 million of trust preferred securities issued by our subsidiary trusts. Payments of the principal and interest on the trust preferred securities are conditionally guaranteed by us. The junior subordinated debentures underlying the trust preferred securities are senior to our shares of common stock. As a result, we must make payments on the junior subordinated debentures before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the junior subordinated debentures must be satisfied before any distributions can be made on our common stock. We have the right to defer distributions on the junior subordinated debentures (and the related trust preferred securities) for up to five years, during which time no dividends may be paid on our common stock.
Anti-takeover provisions and state and federal law may limit the ability of another party to acquire us, which could cause our stock price to decline.
Various provisions of our Amended and Restated Certificate of Incorporation and By-laws could delay or prevent a third-party from acquiring us, even if doing so might be beneficial to our stockholders. These provisions provide for, among other things, supermajority voting approval for certain actions, limitation on large stockholders taking certain actions and the authorization to issue “blank check” preferred stock by action of the Board of Directors acting alone, thus without obtaining stockholder approval. The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with federal regulations, require that, depending on the particular circumstances, either Federal Reserve Bank approval must be obtained or notice must be furnished to the Federal Reserve Bank and not disapproved prior to any person or entity acquiring “control” of a state member bank, such as the Bank. These provisions may prevent a merger or acquisition that would be attractive to stockholders and could limit the price investors would be willing to pay in the future for our common stock.
Subject to the limitations set forth in the securities purchase agreement regarding a cash-out merger, following the completion of the transaction with Woori, Woori would control the vote on any merger, sale of assets or other fundamental corporate transaction of the Company or Hanmi Bank or the issuance of additional equity securities or incurrence of debt, in each case without the approval of our other stockholders. It will also be impossible for a third party, other than Woori, to obtain control of us through purchases of our common stock not beneficially owned or controlled by Woori, which could have a negative impact on our stock price. If Woori were to sell or transfer shares of our common stock as a block, another person or entity could become our controlling stockholder, subject to any required regulatory approvals.
Risks Related to the Offerings
We may close the offerings and accept your subscriptions even if the Woori transaction never closes.
In the event we receive the minimum subscription amount of $105.0 million in the aggregate in the offerings, we will release subscriptions for the rights offering from the escrow account and issue shares of our common stock to purchasers in the offerings, which may occur prior to the closing of the transaction with Woori. Upon contribution of at least $100.0 million of this amount to the Hanmi Bank we will be in compliance with the Final Order but we will still be required to increase the Hanmi Bank’s capital to restore it to a safe and sound condition and satisfy the Written Agreement. Even if we raise the maximum amount available for sale in the offerings of $120.0 million, we will also need to complete the contemplated transaction with Woori to provide us with sufficient capital resources. We cannot provide any assurance that the transactions with Woori will be consummated on the terms set forth in the securities purchase agreement or at all. In the event we close on the offerings and issue shares of our common stock to purchasers in the offerings, and the Woori transaction is never completed, further regulatory action could be taken against us and Hanmi Bank, we may not have sufficient capital to support our operations, we may not be able to satisfy the regulatory enforcement actions and continue as a going concern and you could lose your entire investment in us. If we do not close the Woori transaction, we may be required to seek additional capital from other sources. No assurance can be given that capital will be available under such circumstances, and, even if available, on terms that would not be highly unfavorable to you as a stockholder.
The subscription price for the rights offering and the purchase price for the best efforts public offering is not an indication of the value of our common stock.
The subscription price and the purchase price for the offerings were established by our Board of Directors and is the same price per share of common stock that was negotiated with Woori. In determining the subscription price, our Board of Directors considered a number of factors, including, historical and current trading prices for our common stock, the need for liquidity and capital, negotiations with Woori and the desire to provide an opportunity to our stockholders and other investors to participate in the offerings on the same financial terms as Woori. In conjunction with its review of these factors, our Board of Directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings and our current financial condition. Our Board of Directors received a fairness opinion from McGladrey Capital Markets LLC that the price per share to be paid by Woori was fair, from a financial point of view, to our stockholders. A Special Committee of the Board of Directors also received a fairness opinion from Cappello that, as of May 19, 2010, and subject to the assumptions, qualifications and limitations set forth in its opinion, the price per share of our common stock to be received by Hanmi Financial in the Transaction, was fair, from a financial point of view, to the holders of our common stock, other than the Investors. McGladrey and Cappello did not advise on, and their opinions did not address, the fairness to any of our stockholders or any other person purchasing shares in the rights offering or the best efforts public offering of the subscription price or purchase price or any other terms of the rights offering or the best efforts public offering. Neither the subscription price nor the purchase price is necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock. We cannot assure you that the trading price of our common stock will not decline during or after the offerings. We also cannot assure you that you will be able to sell shares purchased in these offerings at a price equal to or greater than the subscription price or the purchase price. We do not intend to change the subscription price or purchase price in response to changes in the trading price of our common stock prior to the closing of the offerings. You should not assume or expect that, after the offerings, our shares of common stock will trade at or above $1.20.

We do not have any formal commitments to participate in the offerings.
We do not have any formal commitments from any of our stockholders or other potential investors to participate in the offerings, and we cannot assure you that our other stockholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege or that anyone will subscribe to purchase shares of our common stock in the best efforts public offering. We cannot provide any assurance about how much the net proceeds from the offerings will be. See “Subscriptions by Directors and Executive Officers” for additional information on each directors’ and executive officers’ intentions as of the date of this prospectus supplement with respect to the exercise of their basic and over-subscription privileges. If we do not receive subscriptions for the maximum number of shares we are offering through this prospectus supplement, we may not be able to contribute to Hanmi Bank sufficient capital to support its operations, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects and our ability to continue as a going concern.
We currently do not have sufficient authorized and unissued shares of common stock to consummate the offerings and the Woori transaction.
Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are common stock, and 10,000,000 shares are preferred stock. As of June 7, 2010, there were 51,198,390 shares of our common stock issued and outstanding, and 1,121,115 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plan, leaving 147,680,495 shares of common stock available for issuance. We may be required to issue up to 200,000,000 shares of our common stock to Woori, and at a minimum would be required to issue 175,000,000 shares of our common stock to Woori, upon the closing of the transaction contemplated by the securities purchase agreement we entered into with Woori. We also would be required to issue up to 100,000,000 shares of our common stock in the aggregate upon the consummation of the offerings.
At our upcoming Annual Meeting of Stockholders, currently scheduled for July 28, 2010, we are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 200,000,000 shares to 500,000,000 shares. If our stockholders do not approve the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock to 500,000,000 shares, we would not have sufficient unissued shares of common stock to consummate both the Woori transaction and the offerings.
Between the time you irrevocably subscribe for shares of our common stock in the rights offering, and the Escrow Release Date, our liquidity, financial condition and results of operations could deteriorate substantially and we could become subject to further regulatory enforcement actions.
Our liquidity, financial condition and results of operations could deteriorate substantially between the time when you irrevocably exercise your subscription rights in the rights offering and the Escrow Release Date, including as a result of the need to take additional provisions for credit losses, further charge-offs loans or otherwise suffer additional losses. In addition, we could become subject to further regulatory enforcement actions, which could have a material adverse effect on our business and financial condition. We are under no obligation to update you in the event any of the foregoing were to occur or we otherwise experience a material adverse event and we expressly disclaim any intention to do so. Notwithstanding any material adverse event we experience, your subscription for shares of our common stock in the rights offering is irrevocable. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the Escrow Release Date.
The offerings may cause the price of our common stock to decline.
The announcement of the offerings and their terms, including the subscription price, together with the number of shares of common stock we could issue if the offerings are completed, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the offerings. If that occurs, your purchase of shares of our common stock in the offerings may be at a price greater than the prevailing trading price.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the shares are issued.
Once you exercise your subscription rights, you may not revoke or change the exercise or subscription. The trading price of our common stock may decline before the Escrow Release Date. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $1.20 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss.
Our common stock is traded on the NASDAQ Global Select Market under the symbol, “HAFC,” and the closing sale price of our common stock on the NASDAQ Global Select Market on June 7, 2010 was $1.64 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise, or at the Escrow Release Date.
If you are an existing stockholder and do not timely exercise your subscription rights in the rights offering, you will suffer dilution.
If you are an existing stockholder and do not timely exercise your subscription rights, and other stockholder exercise their rights, you will suffer dilution of your percentage ownership of our equity securities relative to stockholders who exercise their rights.
As of June 7, 2010, there were 51,198,390 shares of our common stock outstanding. We will issue up to 100,000,000 shares of common stock in the offerings, depending on the number of rights that are exercised and the number of shares of common stock subscribed for in the best efforts public offering.
Based on the number of shares of common stock outstanding as of June 7, 2010, and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the offerings, if we issue all 100,000,000 shares of common stock available in the offerings, we would have 151,198,390 shares of common stock outstanding following the completion of the offerings.
In addition, and notwithstanding whether your exercise your subscription rights in full, upon completion of the transaction with Woori you will suffer substantial additional dilution.
We may cancel the offerings at any time and for any reason, and neither we nor the placement agent or the subscription agent will have any obligation to you except to return your subscription payment with respect to the rights offering.
We may at our sole discretion cancel the offerings at any time and for any reason. If we elect to cancel either or both of the offerings, neither we nor the placement agent or subscription agent will have any obligation with respect to the subscription rights in the rights offering for shares of our common stock or subscriptions for shares of our common stock in the best efforts public offering, except, in the case of subscribers in the rights offering, to return to you, without interest or penalty, as soon as practicable any subscription payments.
If you subscribe for shares of our common stock in the offerings, and we fail to raise at least $105.0 million in the offerings or close the transaction with Woori on or prior to November 15, 2010, we have no obligation to issue the shares for which you subscribed.
We will deposit subscription payments received in the rights offering into an escrow account with the escrow agent until the Escrow Release Date. We will not issue any shares of our common stock or return any funds at the closing of the rights offering subscription period or at any other time prior to the Escrow Release Date. If the Escrow Release Date has not occurred on or prior to November 15, 2010, we will cancel the offerings and the subscription agent will return the subscription payments received in the rights offering , without interest or penalty. Therefore, your money may be irrevocably committed to purchase shares of our common stock in the rights offering and we may never accept such funds and issue you shares of our common stock; instead, after several months we may return your funds to you, without interest or penalty. Similarly, you may complete a subscription agreement with the intent to purchase shares of our common stock in the best efforts public offering and after several months we may notify you that we have cancelled the best efforts public offering.
If you do not act promptly and follow the instructions from the subscription agent or the placement agent, as applicable, your exercise of subscription rights and/or your subscription for shares of our common stock in the best efforts public offering will be rejected.
Stockholders that desire to purchase shares in the rights offering or the best efforts public offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent, placement agent and Hanmi Financial, as applicable.
With respect to the rights offering, if you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering subscription period.
With respect to the rights offering, if you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures and whether your subscription for shares of our common stock properly and timely follows the subscription procedures. Furthermore, we reserve the right to reject in whole or in part any over-subscription requests, regardless of the availability of shares to satisfy these requests.
With respect to the best efforts public offering, if you fail to initially complete the subscription agreement and related materials accompanying this prospectus supplement, acknowledge the number of shares of our common stock you intend to purchase upon request by our placement agent or send in the funds in the manner and at such time as instructed by our placement agent, you may not be able to purchase shares of our common stock in the best efforts public offering. Also, we may choose to reject your subscription for shares of our common stock in the best efforts public offering entirely or accept it for only a portion of the shares for which you subscribe, in each case in our sole discretion.
If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.
Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights.
The rights are non-transferable and thus there will be no market for them.
You may not sell, transfer or assign your rights to anyone else. We do not intend to list the rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.
The rights offering may limit our ability to use some or all of our net operating loss carryforwards.
There is a significant likelihood that the offerings and/or the Woori investment will cause a reduction in the value of our net operating loss carryforwards (“NOLs”) realizable for income tax purposes. Section 382 of the Internal Revenue Code imposes restrictions on the use of a corporation’s NOLs, as well as certain recognized builtin losses and other carryforwards, after an “ownership change” occurs. A Section 382 “ownership change” occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of pre-change NOLs and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” and the applicable federal long-term tax-exempt interest rate for the month of the “ownership change.